Exhibit 10.24

INDEMNIFICATION AGREEMENT

by and among

MORTON'S HOLDINGS, LLC,

MORTON'S RESTAURANT GROUP, INC.,

MORTON'S OF CHICAGO, INC.

and

[NAME OF INDEMNITEE]

Dated as of                            , 20

INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (this "Agreement") is made and entered into as of                            , 20    , by and among [Name of Indemnitee](the "Indemnitee"), Morton's Holdings, LLC, a Delaware limited liability company ("Holdings"), Morton's Restaurant Group, Inc., a Delaware corporation ("MRG"), and Morton's of Chicago, Inc., an Illinois corporation ("MOC" and, together with Holdings and MRG, the "Indemnifying Parties"). References herein to the "Company" shall mean Holdings, MRG, MOC and each direct or indirect majority-owned subsidiary of any of the foregoing, whether now existing or hereafter acquired or established, and, as applicable, any one or more of the foregoing.

        WHEREAS, highly competent persons are becoming more reluctant to serve companies as directors, officers, employees, agents, fiduciaries or in other similar capacities (each a "Covered Position") unless they are provided with adequate protection against risks of claims and actions against them arising out of their service to and activities on behalf of the company;

        WHEREAS, the Board of Advisors of Holdings, the Board of Directors of MRG and the Board of Directors of MOC each have determined that the potential inability to attract and retain such persons would be detrimental to the best interests of the Indemnifying Parties and their subsidiaries and that the Indemnifying Parties should act to assure such persons that there will be increased certainty of such protection in the future;

        WHEREAS, it is reasonable, prudent and necessary for the Indemnifying Parties contractually to obligate themselves to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

        WHEREAS, the Indemnitee is willing to serve, continue to serve and/or take on additional service for or on behalf of the Company on the condition that the Indemnitee be so indemnified;

        NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Indemnifying Parties and the Indemnitee do hereby covenant and agree as follows:

        Section 1.    Services by the Indemnitee.    The Indemnitee agrees to serve or continue to serve, as applicable, in one or more Covered Positions with respect to the Company and/or with respect to one or more other entities at the request of the Company. This Agreement does not create or otherwise establish any right on the part of the Indemnitee to be or continue to be nominated, elected and/or appointed to a Covered Position or to serve in any other capacity.

        Section 2.    Indemnification.    The Indemnifying Parties shall, jointly and severally, indemnify the Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended. Without diminishing the scope of the indemnification provided by this Section 2, the rights of indemnification of the Indemnitee provided hereunder shall include, but shall not be limited to, those rights set forth herein, except to the extent expressly prohibited or limited by applicable law.

        Section 3.    Action or Proceeding Other Than an Action by or in the Right of the Company.    The Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if the Indemnitee is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, other than an action by or in the right of the Company, by reason of the fact that the Indemnitee is or was serving in one or more Covered Positions with respect to the Company and/or with respect to one or more other entities at the request of the Company and/or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section 3, the Indemnitee shall be indemnified against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense, settlement and appeal thereof), if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful.

        Section 4.    Actions by or in the Right of the Company.    The Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if the Indemnitee is made a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was serving in one or more Covered Positions with respect to the Company and/or with respect to one or more other entities at the request of the Company and/or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section 4, the Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee in connection with such action or suit (including, but not limited to, the investigation, defense, settlement and appeal thereof) if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, no such indemnification shall be made in respect of any claim, issue or matter as to which applicable law expressly prohibits such indemnification by reason of an adjudication of liability of the Indemnitee to the Company, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper.

        Section 5.    Indemnification for Expenses of Successful Party.    Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice) in defense of any action, suit or proceeding referred to in Section 3 or 4 hereof, or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith.

        Section 6.    Indemnification for Expenses of a Witness.    To the extent that the Indemnitee is, by reason of the Indemnitee's serving in one or more Covered Positions with respect to the Company and/or with respect to one or more other entities at the request of the Company, a witness in any action, suit or proceeding, the Indemnitee shall be indemnified against all expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith.

        Section 7.    Partial Indemnification.    If the Indemnitee is only partially successful in the investigation, defense, settlement or appeal of any action, suit or proceeding described in Section 3 or 4 hereof, and as a result is not entitled under Section 5 hereof to indemnification for the total amount of the expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith, the Indemnifying Parties shall nevertheless, jointly and severally, indemnify the Indemnitee as a matter of right pursuant to Section 5 hereof to the extent the Indemnitee has been partially successful. Nothing contained in the preceding sentence shall be interpreted so as to limit any rights that the Indemnitee may otherwise have under Section 3 or 4 hereof.

        Section 8.    Determination of Entitlement to Indemnification.    Upon written request by the Indemnitee for indemnification pursuant to Section 3 or 4 hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons who shall be empowered to make such determination: (a) by a majority vote of the Disinterested Directors (as defined in Section 18 hereof), even though less than a quorum; or (b) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum; or (c) if there are no Disinterested Directors or if a majority of the Disinterested Directors so directs, by Independent Counsel (as defined in Section 18 hereof) in a written opinion to the Board of Advisors or Board of Directors, as applicable, a copy of which shall be delivered to the Indemnitee; or (d) as applicable, by a vote of the securityholders representing a majority of Holdings' common units, a majority of MRG's common stock or a majority of MOC's common stock. Any Independent Counsel selected pursuant to clause (c) of the preceding sentence shall be approved by the Indemnitee. Upon failure to so select such Independent Counsel or upon failure of the Indemnitee to so approve, such Independent Counsel shall be selected by the Chancellor of the State of Delaware or such other person as the Chancellor shall designate to make such selection.

        A determination of entitlement to indemnification shall be made not later than 60 days after receipt by an Indemnifying Party of a written request for indemnification addressed to the Secretary thereof. Such request shall include documentation or information that is necessary for such determination and that is reasonably available to the Indemnitee. Any expenses (including attorneys' fees) incurred by the Indemnitee in connection with the Indemnitee's request for indemnification hereunder shall be borne by the Indemnifying Parties and each hereby, jointly and severally, indemnifies and agrees to hold the Indemnitee harmless therefrom irrespective of the outcome of the determination of the Indemnitee's entitlement to indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the applicable claims, issues or matters.

        Section 9.    Presumptions and Effect of Certain Proceedings.    The Secretary of an Indemnifying Party shall, promptly upon receipt of the Indemnitee's request for indemnification, advise in writing the Board of Advisors, Board of Directors or, as applicable, such other person or persons empowered to make the determination as provided in or pursuant to Section 8 that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Indemnifying Party shall have the burden of proof in the making of any determination contrary to such presumption. If the person or persons so empowered to make such determination on behalf of an Indemnifying Party shall have failed to deny the request for indemnification within 60 days after receipt by the Indemnifying Party of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any action, suit or proceeding described in Section 3 or 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful; or (b) otherwise adversely affect the rights of the Indemnitee to indemnification, except as may be specifically provided herein.

        Section 10.    Advancement of Expenses.    Notwithstanding the other provisions of this Agreement (including, without limitation, Sections 8 and 9), all reasonable expenses incurred by the Indemnitee (including attorneys' fees (which shall include, without limitation, retainers and advances of disbursements required of the Indemnitee)) shall be paid by the Indemnifying Parties in advance of the final disposition of an action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, at the request of the Indemnitee within 20 days after the receipt by the Indemnifying Parties of a statement or statements from the Indemnitee requesting such advance or advances from time to time. Expenses for which the Indemnitee shall be entitled to be paid in advance shall include, without limitation, those incurred in connection with any proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Any statement or statements contemplated by the first sentence of this paragraph shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts set forth therein if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such expenses by the Indemnifying Parties as provided by this Agreement or otherwise. The Indemnifying Parties shall have the burden of proof in any determination under this Section 10.

        Section 11.    Remedies of the Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses.     In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if expenses are not timely advanced pursuant to Section 10, the Indemnitee shall be entitled to seek a final adjudication in the Delaware Court of Chancery, first, and then (if the Delaware Court of Chancery does not have jurisdiction to make such adjudication) in any other court of competent jurisdiction, of the Indemnitee's entitlement to such indemnification or advance. Alternatively, the Indemnitee, at the Indemnitee's option, may, to the extent permitted by applicable law, seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. The Indemnifying Parties shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration or any other claim, in each case to the extent permitted by applicable law. Such judicial proceeding or arbitration shall be made de novo and the Indemnitee shall not be prejudiced by reason of a determination by the Indemnifying Parties (if so made) that the Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 hereof that the Indemnitee is entitled to indemnification, the Indemnifying Parties shall be bound by such determination and precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. Each Indemnifying Party further agrees to stipulate in any such court or before any such arbitrator that it is bound by all of the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification or advance hereunder, the Indemnifying Parties shall pay all reasonable expenses (including attorneys' fees) actually incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

        Section 12.    Other Rights to Indemnification.    The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may now or in the future be entitled, including, but not limited to, those provided under any provision of the applicable governing documents of the Company (including, as applicable, the certificate of incorporation and by-laws of any corporation, the operating agreement of any limited liability company, the partnership agreement of any partnership and the limited partnership agreement of any limited partnership) or under any agreement or law or vote of stockholders, members, disinterested directors or those in similar capacities, or to which the Indemnitee may otherwise be entitled.

        Section 13.    Attorneys' Fees and Other Expenses To Enforce Agreement.    In the event that the Indemnitee is subject to or intervenes in any action, suit or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee's rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if the Indemnitee prevails in whole or in part in such action, suit or proceeding, shall be entitled to recover from the Indemnifying Parties, and shall be indemnified by the Indemnifying Parties against, all reasonable expenses (including attorneys' fees) actually incurred by the Indemnitee, provided that, in bringing the advancement action, the Indemnitee acted in good faith. Nothing contained in this Section 13 shall limit the rights of the Indemnitee under any other provision of this Agreement, including, without limitation, Section 11.

        Section 14.    Duration of Agreement.    This Agreement shall apply with respect to the Indemnitee's occupation of any Covered Position with respect to the Company and/or with respect to one or more other entities at the request of the Company in each case prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement. This Agreement shall be binding upon each Indemnifying Party and its respective successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the Indemnitee and the Indemnitee's spouse, assigns, heirs, devises, executors, administrators or other legal representatives, even though the Indemnitee may have ceased to occupy any Covered Position with respect to the Company and/or with respect to one or more other entities at the request of the Company.

        Section 15.    Severability.    If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this

Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

        Section 16.    Identical Counterparts.    This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

        Section 17.    Headings.    The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

        Section 18.    Definitions.    For purposes of this Agreement:

          (a)    "Disinterested Director" shall mean, as applicable, a member of the Board of Advisors of Holdings, the Board of Directors of MRG or the Board of Directors of MOC, in each case who is not a party to the action, suit or proceeding in respect of which indemnification is being sought by the Indemnitee.

          (b)    "Independent Counsel" shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or the Indemnitee in any matter material to either such party; or (ii) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's right to indemnification under this Agreement.

        Section 19.    Modification and Waiver.    No supplement, modification or amendment to or of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        Section 20.    Notice by the Indemnitee.    The Indemnitee agrees promptly to notify the Indemnifying Parties in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter that may be subject to indemnification hereunder, whether civil, criminal, administrative or investigative in nature or otherwise; provided, however, that, the failure to so notify the Indemnifying Parties will not relieve an Indemnifying Party from any liability it may have to the Indemnitee, except to the extent that such failure materially prejudices such Indemnifying Party's ability to defend such claim. With respect to any action, suit or proceeding to which the Indemnitee notifies the Indemnifying Parties of the commencement thereof:

          (a)    Each Indemnifying Party will be entitled to participate therein at its own expense; and

          (b)    Except as otherwise provided below, to the extent that it may wish, each Indemnifying Party jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from an Indemnifying Party to the Indemnitee of its election so to assume the defense of any action, suit or proceeding, such Indemnifying Party will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee's own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from an Indemnifying

  Party of its assumption of the defense thereof shall be at the expense of the Indemnitee and not subject to indemnification hereunder unless (i) the employment of counsel by the Indemnitee has been authorized by such Indemnifying Party, (ii) in the reasonable opinion of counsel to the Indemnitee there is or may be a conflict of interest between such Indemnifying Party and the Indemnitee in the conduct of the defense of such action or (iii) such Indemnifying Party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Indemnifying Party.

        Section 21.    Settlement.    Neither an Indemnifying Party nor the Indemnitee shall settle any claim without the prior written consent of the other, which consent shall not be unreasonably withheld.

        Section 22.    Notices.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the day of delivery, or (b) if mailed by certified or registered mail with postage prepaid, properly addressed, on the third business day after the date on which it is so mailed:

(i)	if to the Indemnitee, to the address set forth below the Indemnitee's signature; and
(ii)	if to Holdings, to:
Morton's Holdings, LLC c/o Morton's Restaurant Group, Inc. 3333 New Hyde Park Road Suite 210 New Hyde Park, New York 11042 Attn: Secretary
(iii)	if to MRG, to:
Morton's Restaurant Group, Inc. 3333 New Hyde Park Road Suite 210 New Hyde Park, New York 11042 Attn: Secretary
(iv)	if to MOC, to:
Morton's of Chicago, Inc. 350 West Hubbard Street Suite 610 Chicago, Illinois 60610 Attn: Secretary

or to such other address as may have been furnished to the other parties hereto.

        Section 23.    Governing Law.    The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

MORTON'S HOLDINGS, LLC
By:
Name: Title:
MORTON'S RESTAURANT GROUP, INC.
By:
Name: Title:
MORTON'S OF CHICAGO, INC.
By:	Name: Title:
[Signature of Indemnitee]

Name:

Address: